FTE Networks Receives Notice from NYSE Regulation Regarding Late Filing of Annual Report

New York, NY, April 22, 2019 -- FTE Networks, Inc. (NYSE American: FTNW) (“FTE” or the “Company”), a leading provider of innovative technology solutions for smart platforms, network infrastructure and intelligent buildings, today announced that on April 17, 2019, the Company received a notice of non-compliance with the continued listing standards set forth in Section 1007 of the Company Guide (the “Company Guide”) of NYSE American LLC (the “Exchange”). This notice of noncompliance is predicated on the Company’s failure to timely file its Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

As disclosed in a Form 12b-25 filed with the SEC on April 1, 2019, the Company was unable to file the 2018 Form 10-K within the prescribed time period without unreasonable effort or expense due to an ongoing independent investigation related to whether Company management had the proper authorization to issue certain convertible notes and the related shares issuable upon conversion of these convertible notes, as well as certain other debt instruments and equity transactions; issues related to the accounting for and disclosure of certain expenses incurred by management; and the appropriateness and disclosure of certain related party transactions. Additional time is also needed for the Company to file any necessary restatements of its financial statements for the periods noted in the Company’s Form 8-K filed with the SEC on April 4, 2019. The Company intends to file the 2018 Form 10-K as soon as practicable.

The Company’s common stock will continue to be listed on the Exchange under the ticker symbol “FTNW” while it attempts to regain compliance with the listing standard noted, but will have an added designation of “.LF” to signify the Company’s late filing status.

The Company is making this announcement in compliance with Section 1007 of the Company Guide, which requires prompt disclosure of receipt of a notification of noncompliance with the Exchange’s continued listing standards.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTNW”), FTE Networks, Inc. (“FTNW”) is a leading provider of innovation technology. We enable adaptive and efficient smart network connectivity platforms, infrastructure and buildings. FTE provides end-to-end design, build, and support solutions for state-of-the-art networks, data centers, residential and commercial properties. We create transformative smart platforms and buildings. FTE’s services are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of leading-edge projects and services. The Company works with Fortune 100/500 companies, including some of the world’s leading Telecommunications and IT Services Providers as well as REITs and Media Providers.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this release may include, without limitation, statements regarding the Company’s ability to successfully remediate the deficiencies cited by the Exchange and regain compliance with the Exchange’s continued listing standards and remain listed on the NYSE American; other matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-K’s, Form 10-Q’s and Form 8-K’s. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Corporate Contact:

FTE Networks, Inc.

237 W. 35th Street, Suite 601

New York, NY 10001

(877) 850-4308

ir@ftenet.com

NYSE American: FTNW